Exhibit 99.1

March 11, 2019

Five Star Senior Living Inc.

400 Centre Street

Newton, MA  02458

Ladies and Gentlemen:

Reference is made to those certain Amended and Restated Master Lease Agreements, Nos. 1-5 (the “Master Leases”), among certain subsidiaries of Senior Housing Properties Trust, as landlord (“SNH”), and certain subsidiaries of Five Star Senior Living Inc. (“FVE”), as tenant.

The purpose of this letter is to confirm that SNH has agreed to defer, until March 31, 2019, payment of the aggregate Minimum Rent (as defined in the Master Leases) due and payable by FVE to SNH under the Master Leases for February 2019.

By signing this letter, FVE acknowledges and agrees that the Master Leases are in full force and effect and FVE has complied with its obligations thereunder as of the date of this letter.

Very truly yours,

/s/ Jennifer F. Francis

Jennifer F. Francis
President and Chief Operating Officer

Acknowledged and agreed:

Five Star Senior Living Inc.

/s/ Katherine E. Potter
Katherine E. Potter
President and Chief Executive Officer